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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholders
LCI International, Inc.

    We consent to the reference to our firm under the heading "Experts" and the incorporation by reference in the registration statement (to be filed October 6, 1997) on Form S-4 of LCI International, Inc. of our report dated March 24, 1995, with respect to the consolidated balance sheets of Corporate Telemanagement Group, Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, stockholders' equity, and cash flows for the years then ended, which report appears in the Form 8-K/A of LCI International, Inc. dated August 22, 1995.

    As discussed in note l(j) to the consolidated financial statements, Corporate Telemanagement Group, Inc. restated its 1993 financial statements.

                                                      /s/ KPMG Peat Marwick, LLP

Greenville, South Carolina
October 6, 1997